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                                                                     EXHIBIT 5.1


                                October 14, 1997


Board of Directors
Cliffs Drilling Company
1200 Smith Street, Suite 300
Houston, Texas 77002

     Re: 10.25% Senior Notes due 2003, Series D

Gentlemen:

     Reference is made to (i) the proposed issuance under the Securities Act of 1933, as amended (the "Securities Act") by Cliffs Drilling Company, a Delaware corporation (the "Company"), of up to $50,000,000 aggregate principal amount of its 10.25% Senior Notes due 2003, Series D and the guarantee of such notes by certain subsidiaries of the Company (the "Debt Securities") in exchange for its outstanding 10.25% Senior Notes due 2003, Series C (the "Old Notes") and (ii) the Company's Registration Statement on Form S-4 (the "Registration Statement") with respect to such Debt Securities to be filed with the Securities and Exchange Commission under the Securities Act. The Debt Securities are to be issued in accordance with resolutions of the Company's Board of Directors duly adopted on July 30, 1997 and under and pursuant to the provisions of the Indenture dated as of August 7, 1997 between the Company, certain of its subsidiaries and State Street Bank and Trust Company, as trustee (the "Trustee") (such Indenture as amended and supplemented to date, being hereinafter called the "Indenture").

     We have examined the Indenture, the global note and the certificated notes issued under the Indenture relating to the Old Notes, the First Supplemental Indenture dated as of August 29, 1997, and such statutes, corporate records and documents, certificates of corporate and public officials and such other instruments and documents as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

     Based upon the foregoing and subject to the qualifications, limitations, assumptions and other statements set forth herein, we are of the opinion that:

          (1) the Company is a validly existing corporation under the laws of the State of Delaware; and

          (2) the Debt Securities when issued in exchange for the Old Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).


     The opinion expressed in paragraph (2) assumes that the Debt Securities issued under the Indenture have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon exchange for the Old Notes as provided for therein.



     Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the State of Texas, the state of New York and the United States and the Delaware General Corporation Law, and to case decisions reported as of this date under such laws, and to facts known to us on this date, and we do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter.


     The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion letter is intended solely for your benefit. Without our prior written consent, the opinions expressed herein may not be published or relied upon by you other than in
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Board of Directors
Cliffs Drilling Company

October 14, 1997


connection with the Registration Statement or the transactions contemplated therein, or published or relied upon by any other person in connection with any matter or in any manner whatsoever.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" and "Certain Federal Income Tax Considerations" in the Prospectus constituting part of the Registration Statement.


                                            Very truly yours,

                                            /s/ GRIGGS & HARRISON, P.C.

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